Exhibit 10.5

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATES IN THE UNITED STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT .AND ANY APPLICABLE STATE SECURITIES LAWS.

SENIOR SECURED BRIDGE PROMISSORY NOTE

Note Series:	202lA

Date of Note:	June 16, 2021

Principal Amount of Note:	$1,900,000

For value received NOCIMED, INC., a Delaware corporation (the"Company"), promises to pay to the undersigned holder or such party's assigns (the "Holder") the principal amount set forth above with interest on the outstanding principal amount at the rate of 33% per annum, compounded annually. Interest shall commence with the date hereof and shall continue on the outstanding principal amount until paid in full or converted. Interest shall be computed on the basis of a year of 365 days for the actual number of days elapsed. All unpaid interest (to the extent provided herein) and principal shall be due and payable upon request of the Majority Holders on or after the earliest of (i) the closing date of a Qualified Financing (as defined below), (ii) the closing date of a Qualifying IPO (as defined below), (iii) the closing date of a Change of Control (as defined below) or (iv) May 31, 2022 (or any later date as such date may be extended to in accordance herewith) (collectively, the"Maturity Date").

1.	BASIC TERMS.

(a)            Series of Notes. This senior bridge promissory note (the "Note") is issued as part of a series of substantially similar notes designated by the Note Series above (collectively, the "Notes"), and having an aggregate principal amount not to exceed $2,000,000 and issued in a series of multiple closings to certain persons and entities (collectively, the "Holders"). The Company shall maintain a ledger of all Holders.

(b)            Payments. All payments of interest and principal shall be in lawful money of the United States of America and shall be made pro rata among all Holders. All payments shall be applied first to accrued interest, and thereafter to principal.

(c)            Prepayment. Except as provided in this Section l(c), the Company may not prepay this Note prior to the Maturity Date without the consent of the Holders of a majority of the outstanding principal amount of the Notes (the"Majority Holders").

(d)            Renewal Option. If the Notes remain outstanding as of May 31, 2022, the Company shall have the option to extend the Notes as provided in this paragraph l(d). To extend the Notes, the Company will issue to the Holders (as an extension fee) common stock warrants as follows: (i) warrants for 150,000 common shares for each $2 million of Note principal extended, (ii) warrant exercise price of $0.01 per common share, (iii) five year warrant term, and (iv) customary net exercise provisions. Upon the issuance of the extension fee warrants to the Holders, the May 31, 2022 date set forth above in the first full paragraph of this Note shall be automatically amended to read "May 31, 2023." All other provisions of the Notes (as extended) would remain in full force and effect.

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(e)            Security Interest; Collateral. All obligations under this Note shall be secured by a lien and security interest on substantially all of the Company's assets pursuant to a Security Agreement dated June 16, 2021 (the"Security Agreement") between the Company and the Holders.

2.	CONVERSION AND REPAYMENT.

(a)           Qualified Financing Defined. The term "Qualified Financing" shall mean that the Company issues and sells shares of its equity securities ("Equity Securities") to investors (the "Investors") on or before the Maturity Date in an equity financing with total proceeds to the Company of not less than $5,000,000 (excluding the conversion of the Notes or other convertible securities issued for capital raising purposes (e.g., Simple Agreements for Future Equity)).

(b)           Optional Conversion at Qualified Financing. In the event the Company consummates, on or before the Maturity Date, a Qualified Financing, then the Majority Holders shall have the option to convert any unpaid accrued interest into the Company's Equity Securities issued in the Qualified Financing. Such unpaid accrued interest would convert into the Equity Securities sold in the Qualified Financing at a conversion price equal to the cash price paid per share for Equity Securities by the Investors in the Qualified Financing multiplied by 0.30. The issuance of Equity Securities pursuant to this paragraph 2(6) shall otherwise be upon and subject to the same terms and conditions applicable to Equity Securities sold in the Qualified Financing. Notwithstanding this paragraph, if the conversion price as determined pursuant to this paragraph (the "Optional Conversion Price") is less than the price per share at which Equity Securities are issued in the Qualified Financing, the Company may, solely at its option, elect to convert this Note into shares of a newly created series of preferred stock having the identical rights, privileges, preferences and restrictions as the Equity Securities issued in the Qualified Financing, and otherwise on the same terms and conditions, other than with respect to (if applicable): (i) the per share liquidation preference and the conversion price for purposes of price-based anti-dilution protection, which will equal the Optional Conversion Price; and (ii) the per share dividend, which will be the same percentage of the Optional Conversion Price as applied to determine the per share dividends of the Investors in the Qualified Financing relative to the purchase price paid by the Investors

(c)           Payment of Principal and Automatic Conversion of Interest upon Initial Public Offering. In the event that Company issues and sells securities in a Qualifying IPO (as defined below), then (i) the outstanding principal balance of this Note shall be repaid as of the closing date of the Qualifying IPO, and (ii) any unpaid accrued interest shall automatically convert (without any further action by the parties) into the Company securities offered to the public in the Qualifying IPO. The conversion price shall be (i) the per common share or per unit (as applicable) initial public offering price (before underwriting discounts and commissions) set forth in the final prospectus for the Qualifying IPO, multiplied by (ii) 0.30. "Qualifying IPO" shall mean a registered initial public offering by the Company of its securities which (i) results in gross proceeds to the Company of at least $5.0 million (before underwriting discounts and commissions), and (ii) becomes effective on or before the Maturity Date. By· way of illustration, assume the Company's final prospectus for its initial public offering provides for the offering of one unit (consisting of one common share and one common warrant) at a public offering price of $10.00 per unit. In such circumstance, the conversion price would be $3.00 per unit. In the event of an automatic conversion of interest on the Notes in connection with a Qualifying IPO, the Company shall have the option to pay up to a maximum of 15 days of accrued interest on the Notes in cash (rather than having such accrued interest converted into Company securities.

(d)            Change of Control. If the Company consummates a Change of Control (as defined below) while this Note remains outstanding, the Company shall repay the Holder in cash in an amount equal to the outstanding principal amount of this Note plus any unpaid accrued interest on the original principal, provided, however, that the Majority Holders shall have the option to convert any unpaid accrued interest on the Notes into shares of the Company's Common Stock at a conversion price equal to (x) the price per share paid to Common Stock in the Change of Control transaction multiplied by (y)   0.30. For purposes of this Note, a "Change of Control" means (i) a consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, other than any such consolidation, merger or reorganization in which the shares of capital stock of the Company immediately prior to such consolidation, merger or reorganization continue to represent a majority of the voting power of the surviving entity immediately after such consolidation, merger or reorganization; (ii) any transaction or series of related transactions to which the Company is a party in which in excess of 50% of the Company's voting power is transferred; or (iii) the sale or transfer of all or substantially all of the Company's assets, or the exclusive license of all or substantially all of the Company's material intellectual property; provided that a Change of Control shall not include any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or any successor, indebtedness of the Company is cancelled or converted or a combination thereof. The Company shall give the Holder notice of a Change of Control not less than 10 days prior to the anticipated date of consummation of the Change of Control. Any payments pursuant to this paragraph in connection with a Change of Control shall be subject to any required tax withholdings, and may be made by the Company (or any party to such Change of Control or its agent) following the Change of Control in connection with payment procedures established in connection with such Change of Control.

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(e)            SPAC Acquisition. In the event that the Company consummates a reverse acquisition transaction ("SPAC Acquisition") with a special purpose acquisition company ("SPAC'), such SPAC Acquisition shall be treated hereunder, at the election of the Majority Holders, as if such SPAC Acquisition was (i) a Qualified Financing, (ii) a Qualifying IPO, or (iii) a Change of Control.

(f)            Procedure for Conversion. In connection with any conversion of interest on this Note into capital stock, the Holder shall surrender this Note to the Company and deliver to the Company any documentation reasonably required by the Company. The Company shall not be required to issue or deliver the capital stock into which interest on this Note may convert until the Holder has surrendered this Note to the Company and delivered to the Company any such documentation. Upon the conversion of interest on this Note into capital stock pursuant to the terms hereof, in lieu of any fractional shares to which the Holder would otherwise be entitled, the Company shall pay the Holder cash equal to such fraction multiplied by the price at which this Note converts.

(g)            Interest Accrual. If a Change of Control or Qualified Financing is consummated, all interest on this Note shall be deemed to have stopped accruing as of a date selected by the Company that is up to 5 days prior to the closing for the Change of Control or Qualified Financing. If a Change of Control, Qualified Financing or Qualifying IPO is consummated prior to the six-month anniversary of the issue date of this Note, the interest due on this Note as of such closing date shall be calculated to equal six months of interest accrual.

3.	REPRESENTATIONS AND WARRANTIES.

(a)            Representations and Warranties of the Company. The Company hereby represents and warrants to the Holder as of the date the first Note was issued as follows:

(i)             Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business (a "Material Adverse Effect").

(ii)           Corporate Power. The Company has all requisite corporate power to issue this Note and to carry out and perform its obligations under this Note. The Company's Board of Directors (the "Board") has approved the issuance of this Note based upon a reasonable belief that the issuance of this Note is appropriate for the Company after reasonable inquiry concerning the Company's financing objectives and financial situation.

(iii)          Authorization. All corporate action on the part of the Company, the Board, the Company's stockholders and the Company's debtholders necessary for the issuance and delivery of this Note has been taken. This Note constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws. Any securities issued upon conversion of this Note (the "Conversion Securities"), when issued in compliance with the provisions of this Note, will be validly issued, fully paid, nonassessable, free of any liens or encumbrances and issued in compliance with all applicable federal and securities laws.

(iv)           Governmental Consents. All consents, approvals, orders or authorizations of, or registrations, qualifications, designations, declarations or filings with, any governmental authority required on the part of the Company in connection with issuance of this Note has been obtained.

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(v)            Compliance with Laws. To its knowledge, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, which violation of which would have a Material Adverse Effect.

(vi)           Compliance with Other Instruments. The Company is not in violation or default of any term of its charter or bylaws, or of any provision of any mortgage, indenture or contract to which it is a party and by which it is bound or of any judgment, decree, order or writ, other than such violation(s) that would not have a Material Adverse Effect or that is otherwise resolvable and shall be resolved by making a payment as an intended use of the proceeds of the Notes. The execution, delivery and performance of this Note will not result in any such violation or be in conflict with, or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, decree, order or writ or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties. Without limiting the foregoing, the Company has obtained all waivers reasonably necessary with respect to any anti-dilution rights, preemptive rights, rights of first refusal or similar rights, including any notice or offering periods provided for as part of any such rights, in order for the Company to consummate the transactions contemplated hereunder without any third party obtaining any rights to cause the Company to offer or issue any securities of the Company as a result of the consummation of the transactions contemplated hereunder.

(vii)          No "Bad Actor" Disqualification. The Company has exercised reasonable care to determine whether any Company Covered Person (as defined below) is subject to any of the "bad actor" disqualifications described in Rule 506(d)(l)(i) through (viii), as modified by Rules 506(d)(2) and (d)(3), under the Act ("Disqualification Events"). To the Company's knowledge, no Company Covered Person is subject to a Disqualification Event. The Company has complied, to the extent required, with any disclosure obligations under Rule 506(e) under the Act. For purposes of this Note, "Company Covered Persons" are those persons specified in Rule 506(d)(l) under the Act; provided, however, that Company Covered Persons do not include (a) any Holder, or (b) any person or entity that is deemed to be an affiliated issuer of the Company solely as a result of the relationship between the Company and any Holder.

(viii)         Offering. Assuming the accuracy of the representations and warranties of the Holder contained in subsection (b) below, the offer, issue, and sale of this Note and the Conversion Securities (collectively, the "Securities") are and will be exempt from the registration and prospectus delivery requirements of the Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

(ix)           Use of Proceeds. The Company shall use the proceeds of this Note solely for the operations of its business, and not for any personal, family or household purpose.

(x)            Existing Indebtedness. The Company does not currently have any outstanding "Senior Indebtedness" (as such term is defined in Section 6 of the Company's outstanding Subordinated Convertible Promissory Notes (the "Existing Bridge Notes")) or any other outstanding indebtedness that would rank senior in right of payment to this Note. The Company and the holders of the Existing Bridge Notes have (i) amended the Existing Bridge Notes to provide for an automatic conversion to equity if such Existing Bridge Notes remain outstanding as of June 30, 2021, and (ii) agreed that the Existing Bridge Notes shall be subordinated to this Note (which will be considered Senior Indebtedness under the Existing Bridge Notes) to the extent provided in Section 6 of the Company's Existing Bridge Notes. Nothing in the Notes, however, shall restrict or prevent the Existing Bridge Notes from being converted into equity in accordance with the terms thereof.

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(b)            Representations and Warranties of the Holder. The Holder hereby represents and warrants to the Company as of the date hereof as follows:

(i)             Purchase for Own Account. The Holder is acquiring the Securities solely for the Holder's own account and beneficial interest for investment and not for sale or with a view to distribution of the Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

(ii)           Information and Sophistication. Without lessening or obviating the representations and warranties of the Company set forth in subsection (a) above, the Holder hereby: (A) acknowledges that the Holder has received all the information the Holder has requested from the Company and the Holder considers necessary or appropriate for deciding whether to acquire the Securities, (B) represents that the Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain any additional information necessary to verify the accuracy of the information given the Holder and (C) further represents that the Holder has such knowledge and experience in financial and business matters that the Holder is capable of evaluating the merits and risk of this investment

(iii)          Ability to Bear Economic Risk. The Holder acknowledges that investment in the Securities involves a high degree of risk, and represents that the Holder is able, without materially impairing the Holder's financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of the Holder's investment.

(iv)           Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Holder further agrees not to make any disposition of all or any portion of the Securities unless and until:

(1)           There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(2)            The Holder shall have notified the Company of the proposed disposition and furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Act or any applicable state securities laws; provided that no such opinion shall be required for dispositions in compliance with Rule 144 under the Act, except in unusual circumstances.

(3)            Notwithstanding the provisions of paragraphs (1) and (2) above, no such registration statement or opinion of counsel shall be necessary for a transfer by the Holder to a partner (or retired partner) or member (or retired member) of the Holder in accordance with partnership or limited liability company interests, or transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were the Holders hereunder.

(v)             Accredited Investor Status. The Holder is an "accredited investor" as such term is defined in Rule 501 under the Act.

(vi)            No "Bad Actor" Disqualification. The Holder represents and warrants that neither (A) the Holder nor (B) any entity that controls the Holder or is under the control of, or under common control with, the Holder, is subject to any Disqualification Event, except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Act and disclosed in writing in reasonable detail to the Company. The Holder represents that the Holder has exercised reasonable care to determine the accuracy of the representation made by the Holder in this paragraph, and agrees to notify the Company if the Holder becomes aware of any fact that makes the representation given by the Holder hereunder inaccurate.

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(vii)          Foreign Investors. If the Holder is not a United States person (as defined by Section 770l(a)(30) of the Internal Revenue Code of 1986, as amended (the "Code")), the Holder hereby represents that he, she or it has satisfied itself as to the full observance of the laws of the Holder's jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Note, including (A) the legal requirements within the Holder's jurisdiction for the purchase of the Securities, (B) any foreign exchange restrictions applicable to such purchase, (C) any governmental or other consents that may need to be obtained, and (D) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. The Holder's subscription, payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Holder's jurisdiction.

(viii)         Forward-Looking Statements. With respect to any forecasts, projections of results and other forward-looking statements and information provided to the Holder, the Holder acknowledges that such statements were prepared based upon assumptions deemed reasonable by the Company at the time of preparation. There is no assurance that such statements will prove accurate, and the Company has no obligation to update such statements.

4.	EVENTS OF DEFAULT.

(a)            If there shall be any Event of Default (as defined below) hereunder, at the option and upon the declaration of the Majority Holders and upon written notice to the Company (which election and notice shall not be required in the case of an Event of Default under subsection (ix) or (x) below), this Note shall accelerate and all principal and unpaid accrued interest shall become due and payable. The occurrence of any one or more of the following shall constitute an "Event of Default":

(i)             The Company makes any repayment on the Existing Bridge Notes;

(ii)            The Company amends any of the subordination provisions of the Existing Bridge Notes in any manner that is adverse to the Notes;

(iii)          The Company incurs any indebtedness for money borrowed (unless such indebtedness is unsecured and expressly subordinated to these Notes);

(iv)           The Company enters into, creates, incurs, assumes or suffers to exist any liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

(v)            any representation or warranty made in the Notes, the Security Agreement, any other transaction document related to the Notes, any written statement pursuant hereto or thereto, or any other report, financial statement or certificate made or delivered to the Holder or any other Holder, shall be untrue or incorrect in any material respect as of the date when made or deemed made, which failure is not cured, if possible to cure, within the earlier to occur of 10 business days after notice of such failure is sent by the Holder or by any other Holder to the Company;

(vi)           the Company shall materially fail to observe or perform any other covenant or agreement contained in the Notes, the Security Agreement or any transaction document related thereto which failure is not cured, if possible to cure, within the earlier to occur of (A) 10 business days after notice of such failure is sent by the Holder or by any other Holder to the Company and (B) five business days after the Company has become aware of such failure;

(vii)         the Company shall breach, or a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under any other material agreement, lease, document or instrument to which the Company is obligated which default or event of default if not cured, if possible to cure, within the earlier to occur of (A) 10 business days after notice of such default sent by Holder or by any other holder to the Company and (B) ten business days after the Company has become aware of such default;

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(viii)        The Company fails to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or any unpaid accrued interest or other amounts due under this Note on the date the same becomes due and payable, and which failure is not cured within ten business days;

(ix)           The Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or

(x)            An involuntary petition is filed against the Company (unless such petition is dismissed or discharged within 60 days under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee or assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company).

(b)            In the event of any Event of Default hereunder, the Company shall pay all reasonable attorneys' fees and court costs incurred by the Holder in enforcing and collecting this Note.

5.	MISCELLANEOUS PROVISIONS.

(a)            Waivers. The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

(b)            Further Assurances. The Holder agrees and covenants that at any time and from time to time the Holder will promptly execute and deliver to the Company Waivers.The Company hereby waives demand, notice, presentment, protest and such further instruments and documents and take such further action as the Company may reasonably require in order to carry out the full intent and purpose of this Note and to comply with state or federal securities laws or other regulatory approvals.

(c)            Transfers of Notes. This Note may be transferred only upon its surrender to the Company for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, this Note shall be reissued to, and registered in the name of, the transferee, or a new Note for like principal amount and interest shall be issued to, and registered in the name of, the transferee. Interest and principal shall be paid solely to the registered holder of this Note (including any registered transferee). Such payment shall constitute full discharge of the Company's obligation to pay such interest and principal.

(d)            Market Standoff. To the extent requested by the Company or an underwriter of securities of the Company, the Holder and any permitted transferee thereof shall not, without the prior written consent of the managing underwriters in the IPO (as hereafter defined), offer, sell, make any short sale of, grant or sell any option for the purchase of, lend, pledge, otherwise transfer or dispose of (directly or indirectly), enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership (whether any such transaction is described above or is to be settled by delivery of Securities or other securities, in cash, or otherwise), any Securities or other shares of stock of the Company then owned by the Holder or any transferee thereof, or enter into an agreement to do any of the foregoing, for up to 180 days following the effective date of the registration statement of the initial public offering of the Company (the "IPO") filed under the Securities Act. For purposes of this paragraph, "Company" includes (x) any wholly owned subsidiary of the Company into which the Company merges or consolidates or (y) any corporation that the Company converts into. The Company may place restrictive legends on the certificates representing the shares subject to this paragraph and may impose stop transfer instructions with respect to the Securities and such other shares of stock of the Holder and any transferee thereof (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period. The Holder and any transferee thereof shall enter into any agreement reasonably required by the underwriters to the IPO to implement the foregoing within any reasonable timeframe so requested. The underwriters for any IPO are intended third party beneficiaries of this paragraph and shall have the right, power and authority to enforce the provisions of this paragraph as though they were parties hereto.

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(e)             Amendment and Waiver. Any term of this Note may be amended or waived with the written consent of the Company and the Holder. In addition, any term of this Note may be amended or waived with the written consent of the Company and the Majority Holders if such amendment or waiver applies to all Holders of the Notes in the same fashion. Upon the effectuation of such waiver or amendment with the consent of the required parties in conformance with this paragraph, such amendment or waiver shall be effective as to, and binding against the holders of, all of the Notes and the Company shall promptly give written notice thereof to the Holder if the Holder has not previously consented to such amendment or waiver in writing; provided that the failure to give such notice shall not affect the validity of such amendment or waiver.

(f)             Governing Law. This Note shall be governed by and construed under the laws of the State of Delaware, as applied to agreements among Delaware residents, made and to be performed entirely within the State of Delaware, without giving effect to conflicts of laws principles.

(g)            Binding Agreement. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Note, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities under or by reason of this Note, except as expressly provided in this Note.

(h)            Counterparts; Manner of Delivery. This Note may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(i)             Titles and Subtitles. The titles and subtitles used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.

(j)            Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications to a party shall be sent to the party's address set forth on the signature page hereto or at such other address(es) as such party may designate by 10 days' advance written notice to the other party hereto.

(k)           Expenses. The Company and the Holder shall each bear its respective expenses and legal fees incurred with respect to the negotiation, execution and delivery of this Note and the transactions contemplated herein.

(l)              Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Holder, upon any breach or default of the Company under this Note shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by the Holder of any breach or default under this Note, or any waiver by the Holder of any provisions or conditions of this Note, must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Note, or by law or otherwise afforded to the Holder, shall be cumulative and not alternative. This Note shall be void and of no force or effect in the event that the Holder fails to remit the full principal amount to the Company within five calendar days of the date of this Note.

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(m)          Entire Agreement. This Note constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof, and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

(n)            Exculpation among Holders. The Holder acknowledges that the Holder is not relying on any person, firm or corporation, other than the Company and its officers and Board members, in making its investment or decision to invest in the Company.

(o)            Broker's Fees. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this subsection being untrue.

(p)           Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that .it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

(q)            California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS NOTE HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION OR IN THE ABSENCE OF AN EXEMPTION FROM SUCH QUALIFICATION IS UNLAWFUL. PRIOR TO ACCEPTANCE OF SUCH CONSIDERATION BY THE COMPANY, THE RIGHTS OF ALL PARTIES TO THIS NOTE ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED OR AN EXEMPTION FROM SUCH QUALIFICATION BEING AVAILABLE.

[Signature pages follow}

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The parties have executed this SENIOR SECURED BRIDGE PROMISSORY NOTE as of the date first noted above.

COMPANY:

NOCIMED, INC.

By:

Name:
Title:

E-mail:

Address:

Signature Page for Senior Secured Bridge Promissory Note

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The parties have executed this SENIOR BRIDGE PROMISSORY NOTE as of the date first noted above.

HOLDER (if an entity):
Name of Holder:

By:________________________________ Name: __________________________ Title: ___________________________

E-mail:

Address:

HOLDER (if an entity):
Name of Holder:	Richard M. Minicozzi

Signature: /s/ Richard M. Minicozzi

	E-mail:	rickmm86@gmail.com

	Address:	6008 Hood Hollow
Austin, TX
78731

Signature Page for Senior Secured Bridge Promissory Note

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INVESTOR SUITABILITY QUESTIONNAIRE SECURED CONVERTIBLE

PROMISSORY NOTE FINANCING OF

NOCIMED, INC.

This Questionnaire is being distributed to certain individuals and entities which may be offered the opportunity to purchase secured convertible promissory notes (the "Securities") of NOCIMED, INC., a Delaware corporation (the "Company"). The purpose of this Questionnaire is to assure the Company that all such offers and purchases will meet the standards imposed by the Securities Act of 1933, as amended (the "Act"), and applicable state securities laws.

All answers will be kept confidential. However, by signing this Questionnaire, the undersigned agrees that this information may be provided by the Company to its legal and financial advisors, and the Company and such advisors may rely on the information set forth in this Questionnaire for purposes of complying with all applicable securities laws and may present this Questionnaire to such parties as it reasonably deems appropriate if called upon to establish its compliance with such securities laws. The undersigned represents that the information contained herein is complete and accurate and will notify the Company of any material change in any of such information prior to the undersigned's investment in the Company.

FOR INDIVIDUAL INVESTORS

Accredited Investor Certification. The undersigned makes one of the following representations regarding its income or net worth and certain related matters and has checked the applicable representation:

[X]	The undersigned's income[1] during each of the last two years exceeded $200,000 or, if the undersigned is married, the joint income of the undersigned and the undersigned's spouse during each of the last two years exceed $300,000, and the undersigned reasonably expects the undersigned's income; from all sources during this year, will exceed $200,000 or, if the undersigned is married, the joint income of undersigned and the undersigned's spouse from all sources during this year will exceed $300,000.

The undersigned's net worth, [2] including the net worth of the undersigned's spouse, is in excess of $1,000,000 (excluding the value of the undersigned's primary residence).

[_]	The undersigned cannot make any of the representations set forth above.

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FOR ENTITY INVESTORS

Accredited Investor Certification. The undersigned makes one of the following representations regarding its net worth and certain related matters and has checked the applicable representation:

[_]	The undersigned is a trust with total assets in excess of $5,000,000 whose purchase is directed by a person with such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the prospective investment.

[_]	The undersigned is a bank, insurance company, investment company registered under the United States Investment Company Act of 1940, as amended (the "Companies Act"), a broker or dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934, as amended, a business development company, a Small Business Investment Company licensed by the United States Small Business Administration, a plan with total assets in excess of $5,000,000 established and maintained by a state for the benefit of its employees, or a private business development company as defined in Section 202(a)(22) of the United States Investment Advisers Act of 1940, as amended.

[_]	The undersigned is an employee benefit plan and either all investment decisions are made by a bank, savings and loan association, insurance company, or registered investment advisor, or the undersigned has total assets in excess of $5,000,000 or, if such plan is a self-directed plan, investment decisions are made solely by persons who are accredited investors.

[_]	The undersigned is a corporation, partnership, business trust, not formed for the purpose of acquiring the Securities, or an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), in each case with total assets in excess of $5,000,000.

[_]

The undersigned is an entity in which all of the equity owners (in the case of a revocable living trust, its grantor(s)) qualify under any of the above subparagraphs, or, if an individual, each such individual has a net worth,2 either individually or upon a joint basis with such individual's spouse, in excess of $1,000,000 (within the meaning of such terms as used in the definition of "accredited investor" contained in Rule 501 under the Securities Act), or has had an individual income[1] in excess of $200,000 for each of the two most recent years, or a joint income with such individual's spouse in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year.

The undersigned cannot make any of the representations set forth above.

The undersigned has executed this Investor Suitability Questionnaire as of the date written below.

___________________

1 For purposes of this Questionnaire, "Income" means adjusted gross income, as reported for federal income tax purposes, increased by the following amounts: (a) the amount of any tax exempt interest income received, (b) the amount of losses claimed as a limited partner in a limited partnership, (c) any deduction claimed for depletion, (d) amounts contributed to an IRA or Keogh retirement plan, (e) alimony paid, and (f) any amounts by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Internal Revenue Code.

2 For purposes of this Questionnaire,"Net worth" means the excess of total assets, excluding your primary residence, at fair market value over total liabilities, including your mortgage or any other liability secured by your primary residence only if and to the extent that it exceeds the value of your primary residence. Net worth should include the value of any other shares of stock or options held by you and your spouse and any personal property owned by you or your spouse (e.g. furniture, jewelry, other valuables, etc.).

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